                                                                    EXHIBIT 4.1

                             FORM OF DEBENTURE


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE THEY ARE BELIEVED TO BE EXEMPT FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

No. ONE                                                    US $250,000.00

                          SOLIGEN TECHNOLOGIES, INC.

                 6% CONVERTIBLE DEBENTURE DUE AUGUST 31, 1999

     THIS DEBENTURE is one of a duly authorized issue of Debentures of SOLIGEN TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the state of Wyoming (the "Company") designated as its 6% Convertible Debenture Due August 31, 1999 (the "Debentures"). This Debenture is dated this 4th day of September, 1996.

     FOR VALUE RECEIVED, the Company promises to pay to, Black Seas Investments, LTD., the registered holder hereof (the "Holder"), the principal sum of Two Hundred and Fifty Thousand Dollars (US$250,000.00) on August 31, 1999, (the "Maturity Date") and to pay interest on the principal sum outstanding at the rate of 6% per annum. Accrual of interest shall commence beginning on the date hereof, until payment of the principal sum or upon conversion has been made, and shall be paid annually to the Holder, at the option of the Company in cash or payment in kind of the common stock of the Company, with the price of the Common Stock to be determined as set forth in
Section 4 hereof. Any interest not paid as setforth herein shall bear interest at the rate of 6% per annum until paid. Payments hereunder shall be made to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the tenth day prior to the Maturity Date; provided, however that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities Subscription Agreement executed by the original Holder. The Company will pay the principal of and interest upon this Debenture on the Maturity Date (less any amounts that have been converted) less any other amounts required by law to be deducted, to the registered holder of this Debenture as of the tenth day prior to the Maturity Date and addressed to such holder as the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted unless such check is not paid.

           This Debenture is subject to the following additional provisions:

     1. The Debentures are issuable in denominations of Twenty-Five Thousand Dollars ($25,000) and integral multiples thereof.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.

     3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"). Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary. Except as otherwise provided in Regulation S adopted under the Act,

          (1) This Debenture may not be converted by a U.S.Person (as defined in Section 902(o) of Regulation S);

          (2) This Debenture may not be converted within the United States and the shares of Common Stock issued upon conversion of this Debenture may not be delivered upon such conversion within the United States; and

          (3) The person converting this Debenture must either (i) certify to the Company in writing that he is not a U.S.Person and is not converting this Debenture on behalf of a U.S. Person or (ii) deliver an opinion of counsel that this Debenture and the underlying Common Stock have been registered under the Act or are exempt from registration under the Act.

     4. The Holder of this Debenture is entitled, at its option, at any time commencing on October 24, 1996 until maturity hereof to convert the principal amount of this Debenture or any portion of the principal amount hereof which is at least Twenty-Five Thousand Dollars (US$25,000) or, if at the time of such election to convert the aggregate principal amount of all Debentures registered to the holder is less than Twenty-Five Thousand Dollars (US$25,000), then the whole amount thereof, into Shares of Common Stock of the Company at a "Conversion Price" for each share of Common Stock equal to a discount of Twenty-five Percent (25%) of the average closing price of the Company's Common Stock for the five days preceding the date of conversion as reported by; (a) the National Association of Securities Automated Quotation System ("NASDAQ"), or (b) in the over-the-counter market, or (c) on the American Stock Exchange or another stock exchange. Such conversion shall be effectuated by surrendering the Debentures to be converted (with a copy, by facsimile or courier, to the Company) to the Company's registrar and transfer agent ("Transfer Agent"), with the form of conversion notice attached hereto as Exhibit A, executed by the Holder of the Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied, if required by the Company, by proper assignment hereof in blank. The accrued but unpaid interest may be converted into the Common Stock of the Company at the Conversion Price or paid in cash at the option of the Company. No fraction of Shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Transfer Agent, or if earlier, the date set forth in such notice of conversion if the Debenture is recived by the Transfer Agent within five business days thereafter. Each week, at any time after October 24, 1996, the Company shall have the right to effect the conversion of principal amounts of all Debentures, in the amount of Fifty Thousand dollars ($50,000), prorate with the holder(s) of any other debentures of the Company of the same series. The Company shall give the Holder five (5) business days notice which shall be the effective date. Such "Notice" shall be sent by First Class Mail, Fax or overnight express service to the last known address of the Holder.

     5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein.

     6. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky laws or similar laws relating to the sale of securities.

     7. The Company shall at all times reserve for issuance and/or delivery upon conversion of a part or all of this Debenture such number of shares of its Common Stock as shall be required for issuance and delivery upon conversion of this Debenture as may be required based upon the market price of the Common Stock from time to time, less the discount but not to exceed the amount of authorized but unissued and unreserved Common Stock of the Company.

     8. This Debenture shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                 SOLIGEN TECHNOLOGIES, INC.


                              By: /s/ Yehoram Uziell
                                 ____________________
                                 Yehoram Uziell
                                 Chairman and President
Dated September 4, 1996

                                    EXHIBIT A
                              NOTICE OF CONVERSION

   (To be Executed by the Registered Holder in order to Convert the Debenture)

     The undersigned hereby irrevocably elects to convert the above Debenture
No.      into Shares of Common Stock of SOLIGEN TECHNOLOGIES, INC. (the
"Company") according to the conditions hereof, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933 and is not converting the Debenture on Behalf of any U.S. Person.

Date of Conversion *___________________

Applicable Conversion Price $ _________


Name of the Holder ____________________


Signature_________________________



Address:_________________
_________________________
_________________________



* This original Debenture and Notice of Conversion must be received by the Company's Transfer Agent by the fifth business date following the Date of Conversion.